Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 1, 2006, relating to the consolidated financial statements of ProLiance Energy, LLC and Subsidiaries as of September 30, 2006 and 2005 and for each of the three years in the period ended September 30, 2006, included in Exhibit 99.1 in the Annual Report on Form 10-K of Vectren Corporation for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

February 20, 2007